[WILLIAM FRY letter head]

Our Ref   017639.0004.MPH                                        30 June 2005

Scottish Re Group Limited
P.O. Box HM 2939
Crown House
3rd Floor,
4 Par-la-Ville Road
Hamilton
HM12
Bermuda

CONSENT

Dear Sirs

We hereby consent to the filing with the Commissioner of this consent as an exhibit to this Current Report on Form 8-K and to the use of the name William
Fry in the Final Prospectus under the caption "Certain Tax Considerations -
Taxation of Scottish Re and its Subsidiaries - Ireland.

Yours faithfully

/s/ Martin Phelan
--------------------------------
Martin Phelan
William Fry Tax Advisers Limited